COMMUNITY DISTRIBUTORS, INC.

                                     Issuer,

                                       and

                           THE GUARANTORS NAMED HEREIN

                                       and

                              THE BANK OF NEW YORK


                                     Trustee

                            ------------------------


                                    INDENTURE



                          Dated as of October 16, 1997


                               -------------------



                                   $80,000,000
                          10-1/4% Senior Notes due 2004

                                              TABLE OF CONTENTS

                                                                                                         Page

                                                 ARTICLE I

                                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.                  Definitions...................................................................1
SECTION 1.2.                  Incorporation by Reference of TIA............................................19
SECTION 1.3.                  Rules of Construction........................................................20

                                                 ARTICLE II

                                               THE SECURITIES

SECTION 2.1.                  Form and Dating..............................................................20
SECTION 2.2.                  Execution and Authentication.................................................21
SECTION 2.3.                  Registrar and Paying Agent...................................................22
SECTION 2.4.                  Paying Agent to Hold Assets in Trust.........................................22
SECTION 2.5.                  Securityholder Lists.........................................................23
SECTION 2.6.                  Transfer and Exchange........................................................23
SECTION 2.7.                  Replacement Securities.......................................................31
SECTION 2.8.                  Outstanding Securities.......................................................31
SECTION 2.9.                  Treasury Securities..........................................................32
SECTION 2.10.                 Temporary Securities.........................................................32
SECTION 2.11.                 Cancellation.................................................................32
SECTION 2.12.                 Defaulted Interest...........................................................33
SECTION 2.13.                 CUSIP Numbers................................................................34

                                                 ARTICLE III

                                                 REDEMPTION

SECTION 3.1.                  Right of Redemption..........................................................34
SECTION 3.2.                  Notices to Trustee...........................................................35
SECTION 3.3.                  Selection of Securities to Be Redeemed.......................................35
SECTION 3.4.                  Notice of Redemption.........................................................36
SECTION 3.5.                  Effect of Notice of Redemption...............................................37
SECTION 3.6.                  Deposit of Redemption Price..................................................37
SECTION 3.7.                  Securities Redeemed in Part..................................................38


                                                      i




                                                 ARTICLE IV

                                                  COVENANTS

SECTION 4.1.                  Payment of Securities........................................................38
SECTION 4.2.                  Maintenance of Office or Agency..............................................38
SECTION 4.3.                  Limitation on Restricted Payments............................................39
SECTION 4.4.                  Corporate Existence..........................................................40
SECTION 4.5.                  Payment of Taxes and Other Claims............................................40
SECTION 4.6.                  Compliance Certificate; Notice of Default....................................40
SECTION 4.7.                  Reports......................................................................41
SECTION 4.8.                  Limitation on Status as Investment Company...................................41
SECTION 4.9.                  Limitation on Transactions with Affiliates...................................41
SECTION 4.10.                 Limitation on Incurrence of Additional Indebtedness and
                              Disqualified
                              Capital Stock................................................................42
SECTION 4.11.                 Limitation on Dividends and Other Payment Restrictions Affecting
                              Subsidiaries.................................................................43
SECTION 4.12.                 Limitation on Liens..........................................................44
SECTION 4.13.                 Limitation on Sale of Assets and Subsidiary Stock............................44
SECTION 4.14.                 Limitation on Lines of Business..............................................47
SECTION 4.15.                 Restriction on Sale and Issuance of Subsidiary Stock.........................47
SECTION 4.16.                 Waiver of Stay, Extension or Usury Laws......................................48

                                                  ARTICLE V

                                            SUCCESSOR CORPORATION

SECTION 5.1.                  Limitation on Merger, Sale or Consolidation..................................48
SECTION 5.2.                  Successor Corporation Substituted............................................49

                                                 ARTICLE VI

                                       EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.                  Events of Default............................................................49
SECTION 6.2.                  Acceleration of Maturity Date; Rescission and Annulment......................51
SECTION 6.3.                  Collection of Indebtedness and Suits for Enforcement by Trustee..............52
SECTION 6.4.                  Trustee May File Proofs of Claim.............................................53
SECTION 6.5.                  Trustee May Enforce Claims Without Possession of Securities..................53
SECTION 6.6.                  Priorities...................................................................54
SECTION 6.7.                  Limitation on Suits..........................................................54


                                                     ii




SECTION 6.8.                  Unconditional Right of Holders to Receive Principal, Premium and
                              Interest.....................................................................55
SECTION 6.9.                  Rights and Remedies Cumulative...............................................55
SECTION 6.10.                 Delay or Omission Not Waiver.................................................56
SECTION 6.11.                 Control by Holders...........................................................56
SECTION 6.12.                 Waiver of Past Default.......................................................56
SECTION 6.13.                 Undertaking for Costs........................................................57
SECTION 6.14.                 Restoration of Rights and Remedies...........................................57

                                                 ARTICLE VII

                                                   TRUSTEE

SECTION 7.1.                  Duties of Trustee............................................................58
SECTION 7.2.                  Rights of Trustee............................................................59
SECTION 7.3.                  Individual Rights of Trustee.................................................60
SECTION 7.4.                  Trustee's Disclaimer.........................................................60
SECTION 7.5.                  Notice of Default............................................................60
SECTION 7.6.                  Reports by Trustee to Holders................................................61
SECTION 7.7.                  Compensation and Indemnity...................................................61
SECTION 7.8.                  Replacement of Trustee.......................................................62
SECTION 7.9.                  Successor Trustee by Merger, Etc.............................................63
SECTION 7.10.                 Eligibility; Disqualification................................................63
SECTION 7.11.                 Preferential Collection of Claims Against Company............................64

                                                ARTICLE VIII

                                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.                  Option to Effect Legal Defeasance or Covenant Defeasance.....................64
SECTION 8.2.                  Legal Defeasance and Discharge...............................................64
SECTION 8.3.                  Covenant Defeasance..........................................................65
SECTION 8.4.                  Conditions to Legal or Covenant Defeasance...................................65
SECTION 8.5.                  Deposited Cash and U.S. Government Obligations to be Held in
                              Trust;
                              Other Miscellaneous Provisions...............................................67
SECTION 8.6.                  Repayment to the Company.....................................................67
SECTION 8.7.                  Reinstatement................................................................68

                                                 ARTICLE IX

                                     AMENDMENTS, SUPPLEMENTS AND WAIVERS


                                                     iii




SECTION 9.1.                  Supplemental Indentures Without Consent of Holders...........................68
SECTION 9.2.                  Amendments, Supplemental Indentures and Waivers with Consent of Holders...................................................................69
SECTION 9.3.                  Compliance with TIA..........................................................71
SECTION 9.4.                  Revocation and Effect of Consents............................................71
SECTION 9.5.                  Notation on or Exchange of Securities........................................72
SECTION 9.6.                  Trustee to Sign Amendments, Etc..............................................72

                                                  ARTICLE X

                                         RIGHT TO REQUIRE REPURCHASE

SECTION 10.1.                 Repurchase of Securities at Option of the Holder Upon a Change of
                              Control......................................................................72

                                                 ARTICLE XI

                                                  GUARANTEE

SECTION 11.1.                 Guarantee....................................................................75
SECTION 11.2.                 Execution and Delivery of Guarantee..........................................76
SECTION 11.3.                 Future Subsidiary Guarantors.................................................77
SECTION 11.4.                 Limitation on Merger, Sale or Consolidation of Subsidiaries..................77
SECTION 11.5.                 Certain Bankruptcy Events....................................................78

                                                 ARTICLE XII

                                                MISCELLANEOUS

SECTION 12.1.                 TIA Controls.................................................................78
SECTION 12.2.                 Notices......................................................................78
SECTION 12.3.                 Communications by Holders with Other Holders.................................79
SECTION 12.4.                 Certificate and Opinion as to Conditions Precedent...........................79
SECTION 12.5.                 Statements Required in Certificate or Opinion................................80
SECTION 12.6.                 Rules by Trustee, Paying Agent, Registrar....................................80
SECTION 12.7.                 Non-Business Days............................................................80
SECTION 12.8.                 Governing Law................................................................80
SECTION 12.9.                 No Adverse Interpretation of Other Agreements................................81
SECTION 12.10.                No Recourse against Others...................................................81
SECTION 12.11.                Successors...................................................................81
SECTION 12.12.                Duplicate Originals..........................................................82


                                                     iv



                                                                                                         Page

SECTION 12.13.                Severability.................................................................82
SECTION 12.14.                Table of Contents, Headings, Etc.............................................82
SECTION 12.15.                Qualification of Indenture...................................................82
SECTION 12.16.                Registration Rights..........................................................82

SIGNATURES        .........................................................................................83

Exhibit A         ........................................................................................A-1


                                                                                                    Page

                                            CROSS-REFERENCE TABLE


TIAIndenture
Section                                                                                            Section

310(a)(1).................................................................................            7.10
  (a)(2)..................................................................................            7.10
  (a)(3)..................................................................................            N.A.
  (a)(4)..................................................................................            N.A.
  (a)(5)..................................................................................            7.10
  (b) ....................................................................................            7.8;
                                                                                                     7.10;
                                                                                                      12.2
  (c) ....................................................................................            N.A.
311(a)....................................................................................            7.11
  (b) ....................................................................................            7.11
  (c) ....................................................................................            N.A.
312(a)....................................................................................             2.5
  (b) ....................................................................................            12.3
  (c) ....................................................................................            12.3
313(a)....................................................................................             7.6
  (b)(1)..................................................................................            N.A.
  (b)(2)..................................................................................             7.6
  (c) ....................................................................................            7.6;
                                                                                                      12.2
  (d) ....................................................................................             7.6
314(a)....................................................................................            4.6;
                                                                                                      4.7;
                                                                                                      12.2
  (b) ....................................................................................            N.A.
  (c)(1)..................................................................................            2.2;
                                                                                                      7.2;
                                                                                                      12.2
  (c)(2)..................................................................................            7.2;
                                                                                                      12.2
  (c)(3)..................................................................................            N.A.
  (d) ....................................................................................            N.A.
  (e) ....................................................................................            12.5
  (f) ....................................................................................            N.A.
315(a)....................................................................................          7.1(b)


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


                                                                                                      Page

  (b) ....................................................................................            7.5;
                                                                                                      7.6;
                                                                                                      12.2
  (c) ....................................................................................          7.1(a)
  (d) ....................................................................................           6.11;
                                                                                                   7.1(b),
  (c)
  (e) ....................................................................................            6.13
316(a)(last sentence).....................................................................             2.9
  (a)(1)(A)...............................................................................            6.11
  (a)(1)(B)...............................................................................            6.12
  (a)(2)..................................................................................            N.A.
  (b) ....................................................................................           6.12;
                                                                                                       6.7
317(a)(1).................................................................................             6.3
  (a)(2)..................................................................................             6.4
  (b) ....................................................................................             2.4

----------

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                  INDENTURE, dated as of October 16, 1997, by and among Community Distributors, Inc., a Delaware corporation (the "Company"), the Guarantors referred to below and The Bank of New York, a New York banking corporation, as Trustee.

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10-1/4% Senior Notes due 2004:


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                   SECTION 1.1.  Definitions.

                   "Acceleration Notice" shall have the meaning specified in
Section 6.2.

                  "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such Person becomes a Subsidiary of the Company or is merged or consolidated into or with the Company or one of its Subsidiaries.

                  "Acquisition" means the purchase or other acquisition of any Person or substantially all the assets of any Person by any other Person, whether by purchase, stock purchase, merger, consolidation, or other transfer, and whether or not for consideration.

                  "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

                  "Affiliate Transaction" shall have the meaning specified in
Section 4.9.

                  "Agent" means any authenticating agent, Registrar, Paying Agent or transfer agent.

                  "Asset Sale" shall have the meaning specified in Section 4.13.

                  "Asset Sale Offer" shall have the meaning specified in
Section 4.13.


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


                  "Asset Sale Offer Amount" shall have the meaning specified in
Section 4.13.

                  "Asset Sale Offer Period" shall have the meaning specified in
Section 4.13.

                  "Asset Sale Offer Price" shall have the meaning specified in
Section 4.13.

                  "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

                  "Bankruptcy Law" means Title 11, U.S. Code, as amended, or any similar Federal, state or foreign law for the relief of debtors.

                  "Beneficial Owner" has the meaning attributed to it in Rules l3d-3 and l3d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "Person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                  "Board of Directors" or "Board" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

                  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

                  "Capital Stock" means, (i) with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise Capital Stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

                  "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by any other issuer which is rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing within one year after the date of acquisition.

                  "Change of Control" means (i) any merger or consolidation of the Company or the Holding Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of either the Company or the Holding Company on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferees or surviving entity or entities,
(ii) any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person or the Holding Company) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company or the Holding Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of either the Company or the Holding Company (together, in each case, with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company or the Holding Company, as applicable, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or the Holding Company then in office, as applicable.

                  "Change of Control Offer" shall have the meaning specified in
Section 10.1.

                  "Change of Control Offer Period" shall have the meaning specified in Section 10.1.

                  "Change of Control Purchase Date" shall have the meaning specified in Section 10.1.

                  "Change of Control Purchase Price" shall have the meaning specified in Section 10.1.

                  "Commission" means the SEC.

                  "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

                  "Consolidated Cash Flow" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense, (ii) consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Subsidiary that is less than wholly owned shall only be added to the extent of the equity interest of the Company in such Subsidiary and (iii) Consolidated Interest Expense.

                  "Consolidated Interest Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated Cash Flow of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses that would in accordance with GAAP be deemed to be discontinued operations) for the Reference Period to (b) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Interest Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

                  "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and
(iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

                  "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) (i) in calculating Consolidated Net Income for the purposes of the Debt Incurrence Ratio in Section 4.10, all gains and losses and (ii) in calculating Consolidated Net Income for the purposes of Section 4.3, all gains but not losses, in each case which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain or loss, as applicable, from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a wholly owned Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries in the event and solely to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary and (e) the effects of changes in accounting principles,

                  "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to Preferred Stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person resulting from or in connection with the transaction or series of related transactions giving rise to the calculation of the Consolidated Net Worth of such Person at such date, and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

                  "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

                  "Covenant Defeasance" shall have the meaning specified in
Section 8.3.

                  "Credit Agreement" means the New Credit Facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative, lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such credit agreement and all refundings, refinancings and replacements of any such credit agreement, including any agreement (i) extending the maturity of any

Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such additional Indebtedness is incurred it would not be prohibited by Section 4.10, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Debt Incurrence Ratio" shall have the meaning specified in
Section 4.10.

                  "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

                  "Defaulted Interest" shall have the meaning specified in
Section 2.12.

                  "Definitive Securities" means Securities that are in the form of the Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 5 thereof.

                  "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                  "Disqualified Capital Stock" means (a) except as set forth in clause (b) of this paragraph, with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is then convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

                  "DTC" shall have the meaning specified in Section 2.3.

                  "Equity Offering" means an underwritten public offering pursuant to a registration statement filed with the SEC in accordance with the Securities Act, the consequence of which is that the common stock of either the Company or the Holding Company is listed on a national securities exchange or quoted on the national market system of NASDAQ and, in the case of an Equity Offering of the Common Stock of the Holding Company, all the net proceeds (after payment of related transaction costs) of such Equity Offering are contributed as common equity to the Company.

                  "Event of Default" shall have the meaning specified in Section 6.1.

                  "Excess Proceeds" shall have the meaning specified in Section 4.13.

                  "Excess Proceeds Date" shall have the meaning specified in
Section 4.13.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Exchange Securities" means the 10-1/4% Senior Notes due 2004 to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Company and the Guarantors pursuant to the Registration Rights Agreement.

                  "Excluded Person" means collectively or individually BancBoston Capital and Harvest Partners, Inc. and all Related Persons of such Person.

                  "Exempted Affiliate Transaction" means (a) customary employee or director compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company or its Subsidiary, as applicable, (b) dividends permitted under the terms of Section
4.3 and payable, in form and amount, on a pro rata basis to all holders of Common Stock of the Company (after taking into account the exercise of one or more outstanding options or warrants), (c) transactions solely between the Company and any of its Wholly owned Subsidiaries or solely among Wholly owned Subsidiaries of the Company, (d) transactions set forth in clause (i) or (iii) of the definition of "Permitted Payments, and (e) the payment to Mr. Frank Marfino and Mr. Todd Pluymers of performance related bonuses in an aggregate amount not to exceed $1.4 million to be paid no later than the first anniversary of the Issue Date

                  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms'-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified herein, Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith.

                  "Future Subsidiary Guarantor" shall have the meaning specified in Section 11.3.

                  "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States, as in effect on the Issue Date.

                  "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 5 to the form of Security attached hereto as Exhibit A.

                  "Guarantee" shall have the meaning provided in Section 11.1.

                  "Guarantors" means (i) the Holding Company and (ii) the Subsidiary Guarantors, but excluding in each case any Persons whose guarantees have been released pursuant to the terms of this Indenture.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Holding Company" means CDI Group, Inc., a Delaware corporation or any successor thereto.

                  "Incurrence Date" shall have the meaning specified in Section 4.10.

                  "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person,
(i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date) those incurred in the ordinary course of its business that would constitute a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Capital Stock; and (d) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties. Indebtedness shall not include obligations of any Person resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation and Bear, Stearns & Co. Inc.

                  "Initial Securities" means the 10-1/4% Senior Notes due 2004, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture on the Issue Date.

                  "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

                  "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

                  "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Subsidiary to the extent permitted by Section 4.10, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; and (d) the making of any capital contribution by such Person to such other Person.

                  "Issue Date" means the date of first issuance of the Securities under this Indenture.

                  "Legal Defeasance" shall have the meaning specified in Section 8.2.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to property of any kind, real or personal, movable or immovable, now owned or hereafter acquired (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

                  "Management Fee Agreements" means the Management Fee Agreements, dated as of January 30, 1995, as amended, between the Company and BancBoston Ventures Inc. and Harvest Partners Inc., respectively, each substantially as in effect on the Issue Date.

                  "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

                  "Net Cash Proceeds" means the aggregate amount of Cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale.

                  "New Credit Facility" means the Loan and Security Agreement dated as of October 16, 1997 among the Company and PNC Bank, National Association.

                  "Offering Memorandum" means the offering memorandum dated October 10, 1997 relating to the Securities.

                  "Officer" means, with respect to the Company or a Guarantor, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company or such Guarantor.

                  "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and other wise complying with the requirements of Sections 12.4 and 12.5, and delivered to the Trustee or an Agent, as applicable.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which may include counsel to the Trustee or the Company including an employee of the Company) or an Agent, as applicable, complying with the requirements of Sections 12.4 and 12.5, and delivered to the Trustee or an Agent, as applicable.

                  "Paying Agent" shall have the meaning specified in Section
2.3.

                  "Permitted Indebtedness" means, without duplication (a) Indebtedness evidenced by the Securities and represented by this Indenture up to the amounts specified therein as of the date thereof; (b) Indebtedness of the Company and its Subsidiaries incurred under or in respect of the Credit Agreement up to an aggregate amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness in whole or in part) at any time of $20.0 million, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale; (c) Refinancing Indebtedness incurred by the Company and its Subsidiaries, as applicable, with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (a) and (b) above, incurred pursuant to the second paragraph of Section 4.10 or which is outstanding on the Issue Date; (d) Indebtedness incurred by the Company or its Subsidiaries in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness in whole or in part) of up to $5.0 million, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale; and
(e) Indebtedness incurred by the Company to any of its Subsidiaries, and Indebtedness incurred by any Subsidiary to any other Subsidiary or to the Company; provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Securities.

                  "Permitted Lien" means any of the following:

                  (a) Liens existing on the Issue Date;

                  (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

                  (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

                  (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

                  (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

                  (h) Liens securing the Securities;

                  (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided in each case that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

                  (j) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Securities than the terms of the Liens securing such refinanced Indebtedness provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets of property;

                  (k) Liens consisting of customary restrictions on assignment or transfer in any lease or other agreement not relating to Indebtedness.

                  (l) Liens on the applicable accounts receivables, proceeds and contract rights securing the Company's obligations with respect to a customary factoring arrangement of Third Party Plan Receivables; and

                  (m) Liens securing Permitted Indebtedness of the type referred to in clauses (b) and (d) of the definition of "Permitted Indebtedness", and any Refinancing Indebtedness with respect to such Indebtedness.

                  "Permitted Payments" means (i) (a) payments to the Holding Company in an amount not to exceed $250,000 in the aggregate in any fiscal year sufficient to permit the Holding Company to pay reasonable and necessary operating expenses and other general corporate expenses (including any reasonable professional fees and expenses) and (b) cash dividends to the Holding Company to the extent necessary to permit the Holding Company to repurchase common stock, stock options and stock equivalents or other equity securities of the Holding Company held by departing or deceased directors, officers or employees of the Holding Company, the Company or any Subsidiary Guarantor ("Management Holders"), provided that the aggregate amount of all such repurchases shall not exceed $500,000 during any fiscal year or $2,000,000 during the term of the Securities (plus the net cash proceeds received by the Company after the Issue Date as a capital contribution in the form of common equity from the sale to Management Holders of such equity securities of the Holding Company), (ii) a Qualified Exchange; (iii) payments made pursuant to the Management Fee Agreements; and (iv) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

                  "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, trust, unincorporated association, or a government or any agency or political subdivision thereof.

                  "Plan of Liquidation" means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the Company to holders of Capital Stock of the Company.

                  "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

                  "Principal Corporate Trust Office of the Trustee" means the office of the Trustee as set forth in Section 12.2 and such other offices as the Trustee may designate from time to time.

                  "Property" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Purchase Date" shall have the meaning specified in Section 4.13.

                  "Purchase Money Indebtedness" means any Indebtedness of such Person to any seller or other Person Incurred to finance the acquisition or construction (including in the case of a Capitalized Lease Obligation, the lease) of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred concurrently with such acquisition and is secured only by the assets so financed.

                  "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

                  "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock, or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

                  "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

                  "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A.

                  "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date (subject to the provisions of Section 3.5).

                  "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

                  "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness Refinanced) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity or a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so financed.

                  "Registrar" shall have the meaning specified in Section 2.3.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date by and between the Company and the Holding Company on the one hand, and the Initial Purchasers, on the other hand, providing for certain registration rights for the Securities.

                  "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

                  "Related Person" means any Person who controls, is controlled by or is under common control with an Excluded Person; provided that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable of a Person.

                  "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in (a) Cash Equivalents, and (b) the Company or a Wholly owned Subsidiary that is engaged in a Related Business; provided, however, that a merger of another Person with or into the Company or any of its Subsidiaries shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a direct Wholly owned Subsidiary.

                  "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person or any parent or Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or any parent or Subsidiary of such Person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such Person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; or (ii) any dividend, distribution or other payment to the Company, or to any of its Wholly owned Subsidiaries, by the Company or any of its Subsidiaries.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Securities Custodian" means the Registrar, as custodian with respect to the Securities in global form, or any successor entity thereto.

                  "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act, as such Rule is in effect on the Issue Date.

                  "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

                  "Stated Maturity," when used with respect to any Security, means October 15, 2004.

                  "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Securities or such Guarantee, as applicable, in any respect.

                  "Subsidiary," with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

                  "Subsidiary Guarantors" means (i) the Company's Subsidiaries and (ii) any Future Subsidiary Guarantors that become Guarantors pursuant to the terms of this Indenture, but excluding any Persons whose guarantees have been released in accordance with the terms of this Indenture.

                  "Third Party Plan Receivable" means a right to receive payment from a managed health care provider or other third party payer (a "Third Party Plan") resulting from a sale to customers associated with a Third Party Plan of pharmacy goods or services by a Person pursuant to an arrangement with such Third Party Plan under which such Third Party Plan is obligated to pay for such goods or services under terms that permit the purchase of such goods or services on credit.

                  "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of the execution of this Indenture; except as otherwise provided in Section 9.3.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

                  "Trust Officer" means any officer within the corporate trust administration division (or any successor group) of the Trustee including, without limitation, any vice president, assistant vice president, assistant treasurer, corporate trust officer or any other officer or employee (authorized by the Trustee to act with respect to the Securities) of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers or employees, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                  "Wholly owned Subsidiary" means a Subsidiary all the Capital Stock of which is owned by the Company or one or more Wholly owned Subsidiaries of the Company.

                  SECTION 1.2. Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture securityholder" means a Holder or a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture Trustee" or "institutional Trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, each Guarantor and any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

                  SECTION 1.3. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                   ARTICLE II

                                 THE SECURITIES

                  SECTION 2.1. Form and Dating.

                  The Securities and the Trustee's certificate of authentication in respect thereof shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage or the terms hereof. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  SECTION 2.2. Execution and Authentication.

                  Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

                  The Trustee shall authenticate the Initial Securities for original issue in the aggregate principal amount of up to $80,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $80,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate, provided that such Ex change Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $80,000,000, except as provided in
Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

                  Securities shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

                  SECTION 2.3. Registrar and Paying Agent.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that for the purposes of Articles III, VIII, X and Section 4.13 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and by its signature hereto, the Trustee hereby agrees so to act. The Company may at any time change any Paying Agent or Registrar without notice to any Holder.

                  The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

                  The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

                  Upon the occurrence of an Event of Default described in
Section 6.1(d) or (f), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder.

                  The Trustee is authorized to enter into a letter of representation with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

                  SECTION 2.4. Paying Agent to Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall promptly notify the Trustee in writing of any Default in making any such payment. If either of the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

                  SECTION 2.5. Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee or any such Paying Agent reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA ss. 312(a).

                  SECTION 2.6. Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

                         (x) to register the transfer of such Definitive
Securities; or

                         (y) to exchange such Definitive Securities for an equal
principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for registration of transfer or exchange:

                         (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing; and

                         (ii) in the case of Transfer Restricted Securities that are Definitive Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                         (A) if such Transfer Restricted Security is being
            delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                         (B) if such Transfer Restricted Security is being
            transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account or for the account of another such "qualified institutional buyer," a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                         (C) if such Transfer Restricted Security is being
            transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                         (D) if such Transfer Restricted Security is being
            transferred to an "institutional accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act (an "IAI") that is acquiring the Security for its own account, or for the account of such an IAI, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security) (including a letter in the form of Annex A to the Security) and, if such transfer is in respect of an aggregate principal amount of Securities less than $250,000, an opinion of counsel reasonably acceptable to the Company, the Trustee and the Registrar to the effect that such transfer is in compliance with the Securities Act; or

                         (E) if such Transfer Restricted Security is being
            transferred in reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the States of the United States, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security) and an opinion of counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                         (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                         (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an in crease in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                         (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security, and upon receipt by the

      Trustee of a written instruction or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                        (A) if such beneficial interest is being transferred to
            the Person designated by the Depositary as being the beneficial owner, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Security); or

                        (B) if such beneficial interest is being transferred to
            a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such beneficial interest in the Transfer Restricted Security for its own account or the account of another such "qualified institutional buyer", a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

                        (C) if such beneficial interest is being transferred
            pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Security);

                        (D) if such beneficial interest is being transferred to
            an IAI that is acquiring the Security for its own account, or for the account of such an IAI, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Security) (including a letter in the form of Annex A to the Security) and, if such transfer is in respect of an aggregate principal amount of Securities less than $250,000, an Opinion of Counsel reasonably acceptable to the Company, the Trustee and the Registrar to the effect that such transfer is in compliance with the Securities Act; or

                        (E) if such beneficial interest is being transferred in
            reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the States of the United States, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the

            Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act,

then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee or the Trustee's authenticating agent will authenticate and make available for delivery to the transferee a Definitive Security.

                         (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make available for delivery such Definitive Securities to the Persons in whose names such Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (f) Authentication of Definitive Securities in Absence of Depositary. If at any time:

                         (i) the Depositary for the Securities (x) notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice or (y) has ceased to be a clearing agency registered under the Exchange Act;

                         (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture; or

                         (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Securities;

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and make available for delivery Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

                  (g) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global
Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

                  (h) Legends.

                         (i) Except as permitted by the following paragraph
      (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                  THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED,
                  SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), OR (D) IT HAS OTHERWISE ACQUIRED THIS NOTE OR A BENEFICIAL INTEREST HEREIN IN ACCORDANCE WITH THE TERMS OF THE INDENTURE RELATING TO THIS NOTE AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS, (2) AGREES THAT IT WILL NOT,

                  WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR THE HOLDING COMPANY, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE
                  TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S. PERSONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902
                  OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                         (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                                    (A) in the case of any Transfer Restricted
                  Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                                    (B) any such Transfer Restricted Security
                  represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144 under the Securities Act, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form set forth on the reverse of the Security).

                         (i) Obligations with respect to Transfers and Exchanges of Definitive Securities.

                         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                         (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 4.13(8), 9.5, or 10.1 (final paragraph)).

                         (iii) The Registrar shall not be required to register the transfer of or exchange (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or
      (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X or
      Section 4.13 hereof or redeem Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

                         (iv) Prior to due presentment for registration or transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name the Security is registered as the absolute owner of such Security, and none of the Trustee, Agent or the Company shall be affected by notice to the contrary.

                   (j) Miscellaneous.

                   Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                   SECTION 2.7. Replacement Securities.

                   If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee or any authenticating agent of the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may require the payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge that may be imposed in relation to the issuance of any new Security and charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

                   Every replacement Security is an additional obligation of the Company.

                   SECTION 2.8. Outstanding Securities.

                   Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this
Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

                  If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

                  If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.9. Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

                  SECTION 2.10. Temporary Securities.

                  Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company in the form of an Officers' Certificate, authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

                  SECTION 2.11. Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to it or them (as applicable) for registration of transfer, exchange or payment.

The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel and return to the Company all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

                  SECTION 2.12. Defaulted Interest.

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

                  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 and in the Security (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, or, as applicable, the Special Record Date (as defined below), and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                         (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a special record date (a "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 2.13. CUSIP Numbers.

                  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such number either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                   ARTICLE III

                                   REDEMPTION

                  SECTION 3.1. Right of Redemption.

                  Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article
III. The Company will not have the right to redeem any Securities prior to October 15, 2001, except as provided in the immediately following paragraph. On or after October 15, 2001, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein in Paragraph 5 thereof, including accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on a

Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date, and subject to the provisions set forth in
Section 3.5).

                  Notwithstanding the foregoing, prior to October 15, 2000, the Company may redeem from time to time up to 35% of the aggregate principal amount of the Securities originally outstanding at a redemption price of 110-1/4% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), plus accrued and unpaid interest thereon, if any, to the Redemption Date, with the net proceeds of one or more Equity Offerings; provided, that at least 65% of the aggregate principal amount of the Securities originally outstanding remain outstanding immediately after the occurrence of such redemption; provided, further, that such notice of redemption shall be sent within 30 days after the date of closing of any such Equity Offering, and such redemption shall occur within 60 days after the date such notice is sent.

                  SECTION 3.2. Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

                  If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

                  The Company shall give each notice to the Trustee provided for in this Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 3.3. Selection of Securities to Be Redeemed.

                  If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities or portions thereof for redemption on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate.

                  The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions

(equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                  SECTION 3.4. Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed to such Holder's last address as then shown on the registry books of the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                         (1) the Redemption Date;

                         (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                         (3) the name, address and telephone number of the Paying Agent;

                         (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                         (5) that, unless the Company defaults in its obligation to deposit Cash or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide Cash in an amount to fund the Redemption Price with the Paying Agent in accordance with Section 3.6 hereof or such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                         (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, on and after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                         (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed;

                         (8) the CUSIP number of the Securities to be redeemed; and

                         (9) that the notice is being sent pursuant to this
      Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

                  SECTION 3.5. Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or, if the Trustee is no longer the Paying Agent, to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a non-Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

                  SECTION 3.6. Deposit of Redemption Price.

                  On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash or U.S. Government Obligations sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash or U.S. Government Obligations so deposited which is not required for that purpose upon the written request of the Company.

                  If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section
4.1 hereof and the Security.

                  SECTION 3.7. Securities Redeemed in Part.

                  Upon surrender of a Security that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.1. Payment of Securities.

                  The Company shall pay the principal of and interest and premium, if applicable, on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or interest and premium, if applicable, on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

                  The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

                  SECTION 4.2. Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Trustee's agency at The Bank of New York, 101 Barclay Street, Floor 21W, N.Y., N.Y. 10286, Attn: Corporate Trust Trustee Administration as such office.

                  SECTION 4.3. Limitation on Restricted Payments.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (l) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.10, or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company and its consolidated Subsidiaries for the period (taken as one accounting period) commencing on the first day after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of the Company, and (ii) to the extent applied in connection with a Qualified Exchange after the Issue Date), plus (c) the aggregate of cash capital contributions in the form of common equity made to the Company by the Holding Company. The foregoing clauses (2) and (3), however, will not prohibit Permitted Payments. The full amount of any Permitted Payment made pursuant to clause (iv) of the definition of Permitted Payments (but not pursuant to clauses (i), (ii) and (iii) thereof), however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of this paragraph.

                  The foregoing provisions will not prohibit or be violated by
(A) payments to the Holding Company to enable the Holding Company to pay federal, state or local tax liabilities, not to exceed the aggregate amount of
(1) the amount of such tax liabilities that would be due from the Company or the Subsidiary Guarantors to the appropriate taxing authority if they were separate taxable entities to the extent that the Holding Company has an obligation to satisfy such federal, state or local tax liabilities relating to the operations, assets or capital of the Company or the Subsidiary Guarantors, plus (2) the amount of such tax liabilities that are due from the Holding Company with respect to the Holding Company's ownership of the Company's Capital Stock, as applicable; provided such payment shall either be used by the Holding Company to pay such federal, state or local tax liabilities within 90 days of its receipt of such payment or refunded to the payee, and (B) payment by the Company of a cash dividend on the Issue Date to the Holding Company in an amount of $45.0 million to enable it to pay a cash distribution to the securityholders of the Holding Company as contemplated under the caption "Use of Proceeds" in the Offering Memorandum.

                  SECTION 4.4. Corporate Existence.

                  Subject to Article V and Section 11.4, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the rights (charter and statutory) and corporate franchises of the Company and the Guarantors; provided, however, that neither the Company nor any Guarantor shall be required to preserve any right or franchise if (a) its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and
(b) the loss thereof is not adverse in any material respect to the holders.

                  SECTION 4.5. Payment of Taxes and Other Claims.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) as contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been taken to the extent required by GAAP or (ii) where the failure to effect such payment is not adverse in any material respect to the Holders.

                  SECTION 4.6. Compliance Certificate; Notice of Default.

                        (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries, if any, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (without regard to notice requirements or grace periods) and further stating, as to each such Officer signing such certificate, to the best of his knowledge, based on such review, whether or not the signer knows of any Event of Default or event which with notice or the passage of time would become an Event of Default which has occurred and is continuing. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                        (b) The Company shall so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware, and in any event within five Business Days after the Company becomes aware, of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or any Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

                  SECTION 4.7. Reports.

                  Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of Securities identified to the Company by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers' Certificates).

                  SECTION 4.8. Limitation on Status as Investment Company.

                  Neither the Company nor any Subsidiary shall be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")) or otherwise become subject to regulation under the Investment Company Act.

                  SECTION 4.9. Limitation on Transactions with Affiliates.

                  Neither the Company nor any of its Subsidiaries shall, on or after the Issue Date, enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction") or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), unless such Affiliate Transaction is made in good faith, the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and are no less favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with Persons who are not Affiliates.

                  Without limiting the foregoing, in connection with any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (1) involving consideration to either party in excess of $1 million, the Company must deliver an Officers' Certificate addressed and delivered to the Trustee, stating that the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary and no less favorable to the Company or such Subsidiary than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) involving consideration to either party in excess of $5 million, the Company must also, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to the Company or such Subsidiary from a financial point of view from an independent investment banking firm of national reputation.

                  The foregoing provisions shall not apply to any Restricted Payment that is made in compliance with or exempt from the provisions described in the first paragraph of Section 4.3 hereof.

                  SECTION 4.10. Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.

                  Except as set forth in this Section 4.10, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), except for Permitted Indebtedness.

                  Notwithstanding the foregoing: if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such Incurrence (the "Incurrence Date"), the Consolidated Interest Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Interest Coverage Ratio, the use of proceeds thereof, would be at least 2.00 to l (the "Debt Incurrence Ratio"), then the Company and its Subsidiaries may incur such Indebtedness or Disqualified Capital Stock.

                  Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the

Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

                  SECTION 4.11. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company: (i) to pay dividends or make other distributions to or on behalf of the Company or any of its Subsidiaries, (ii) to pay any obligation to or on behalf of the Company or any of its Subsidiaries, (iii) to make or pay loans or advances to or on behalf of the Company or any of its Subsidiaries or (iv) otherwise to transfer any of its properties or assets to or on behalf of the Company or any of its Subsidiaries, except (a) restrictions imposed by the Securities or this Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under specified Indebtedness outstanding on the Issue Date, or under any Acquired Indebtedness not incurred in violation of this Indenture or under any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (d) any such restriction or requirement imposed by Indebtedness incurred under clause (b) of the definition of "Permitted Indebtedness", provided such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date, (e) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided such restrictions apply solely to the Capital Stock or assets of such Subsidiary that are being sold and only to the extent such Subsidiary is so sold within 180 days of such event, (f) restrictions on transfer contained in Purchase Money Indebtedness, provided such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness, (g) customary restrictions imposed on the transfer of copyrighted or patented materials and customary provisions in agreements (other than agreements relating to Indebtedness) that restrict the assignment of such agreements or any rights thereunder, and (h) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clause
(c) of this Section 4.11 that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice nor (b) Liens permitted under the terms of this Indenture shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

                  SECTION 4.12. Limitation on Liens.

                  The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom unless the Company or such Subsidiary provides, concurrently therewith, that the Securities are equally and ratably secured; provided that, if such Lien is to secure Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Securities or the applicable Guarantee, as applicable, with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities or the Guarantee, as applicable, provided, further, that, in case of a Subsidiary, if such Subsidiary shall cease to be a Subsidiary Guarantor in accordance with the provisions of this Indenture, such equal and ratable Lien to secure the Securities shall, without any further action, cease to exist.

                  SECTION 4.13. Limitation on Sale of Assets and Subsidiary
Stock.

                  The Company shall not, and shall not permit any of its Subsidiaries to, in one transaction or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their respective property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Capital Stock of any Subsidiary of the Company, whether by the Company or a Subsidiary of either or through the issuance, sale or transfer of Capital Stock by a Subsidiary of the Company (an "Asset Sale"), unless (1)(a) within 180 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Securities in accordance with the terms of this Indenture or to the repurchase of the Securities pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Securities at a purchase price (the "Asset Sale Offer Price") of 100% of the principal amount thereof, plus accrued interest to the date of payment, made within 180 days of such Asset Sale or (b) within 180 days following such Asset Sale, the Asset Sale Offer Amount is (i) invested in fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (ii) used to retire any Indebtedness ranking at least pari passu with the Securities and the Guarantees and to permanently reduce the amount of such Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount); (2) at least 75% of the consideration for such Asset Sale consists of Cash or Cash Equivalents; (3) no Default or Event of Default would occur and be continuing at the time of, or would occur after giving effect to, such Asset Sale; and (4) with respect to any Asset Sale resulting in Net Cash Proceeds in excess of $500,000, the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives Fair Market Value for such Asset Sale.

                  Notwithstanding the foregoing provisions of the prior paragraph:

                         (i) the Company and its Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

                         (ii) the Company and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the provisions of Article V;

                         (iii) the Company and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets to the Company or any of its Subsidiaries;

                         (iv) the Company and its Subsidiaries may in the ordinary course of business sell, transfer, convey or otherwise dispose of Third Party Plan Receivables in customary factoring arrangements; and

                         (v) the Company and its Subsidiaries may consummate any sale or series of related sales of assets or properties of the Company and its Subsidiaries having an aggregate Fair Market Value of less than $1 million in any fiscal year.

                  An Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in clause
(l)(b) above (the "Excess Proceeds") exceeds $3 million (the date on which the Excess Proceeds exceed $3 million being herein referred to as the "Excess Proceeds Date") and each Asset Sale Offer shall remain open for 20 Business Days following its commencement and no longer (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest to the purchase of all Securities properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Securities so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Securities tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture, and following each Asset Sale Offer, the Excess Proceeds amount shall be reset to zero.

                  Notice of an Asset Sale Offer will be sent 20 Business Days prior to the close of business on the third Business Day prior to the date set by the Company to repurchase

Securities pursuant to this Section 4.13 (the "Purchase Date"), by first-class mail, by the Company to each Holder at its registered address, with a copy to the Principal Corporate Trust Office of the Trustee. The notice to the Holders will contain all information, instructions and materials required by applicable law. The notice, which (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer, shall state:

                        (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.13;

                        (2) the Asset Sale Offer, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), and the Purchase Date, which Purchase Date shall be on or prior to 45 Business Days following the Excess Proceeds Date;

                        (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

                        (4) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the provisions of this Section 4.13, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                        (5) that Holders electing to have a Security, or portion there of, purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Purchase Date;

                        (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, up to the close of business on the third Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withholding and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                        (7) that if Securities in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                        (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                        (9) a brief description of the circumstances and relevant facts regarding such Asset Sales.

                  On or before the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer on or before the third Business Day prior to the Purchase Date (on a pro rata basis if required pursuant to paragraph (7) hereof) and (ii) deposit with the Paying Agent Cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so tendered and accepted plus accrued and unpaid interest thereon to the Purchase Date. On the Purchase Date, the Company shall deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall on the Purchase Date mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities (together with accrued and unpaid interest), and the Trustee shall promptly authenticate and make available for delivery to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company agrees that any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                  SECTION 4.14. Limitation on Lines of Business.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

                  SECTION 4.15. Restriction on Sale and Issuance of Subsidiary Stock.

                  The Company shall not issue or sell, and shall not permit any of its Subsidiaries to issue or sell, any shares of Capital Stock of any Subsidiary of the Company to any Person other than the Company or a Wholly owned Subsidiary of the Company, except for shares of common stock with no preferences or special rights and with no redemption or prepayment provisions. Notwithstanding the foregoing, (a) the Company and the Subsidiary Guarantors may consummate an Asset Sale of all of the Capital Stock owned by the Company and the Subsidiary Guarantors of any Subsidiary in accordance with the provisions of
Section 4.13 and (b) the Company or any Subsidiary Guarantor may pledge, hypothecate or otherwise grant a Lien on any Capital Stock of any Subsidiary to the extent not prohibited under Section 4.12 herein.

                  SECTION 4.16. Waiver of Stay, Extension or Usury Laws.

                  Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture, wherever enacted, now or at any time hereafter in force; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee relating to any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE V

                              SUCCESSOR CORPORATION

                  SECTION 5.1. Limitation on Merger, Sale or Consolidation.

                  The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a Plan of Liquidation, unless (i) either
(a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such Plan of Liquidation, is a corporation organized under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and this Indenture;
(ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation, is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation, would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.10. For purposes of this Section 5.1, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  SECTION 5.2. Successor Corporation Substituted.

                  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a Plan of Liquidation in accordance with Section 5.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company, and the Company shall be released from all obligations under the Securities and this Indenture.


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 6.1. Events of Default.

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                        (a) the failure by the Company to pay any installment of interest on the Securities as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                        (b) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price;

                        (c) the failure by the Company or any Guarantor to observe or perform any covenant or agreement on the part of the Company or any Guarantor contained in the Securities, the Guarantees or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this
Section 6.1) and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, specifying such Default and requiring that it be remedied;

                        (d) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree, judgement, or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

                        (e) a default in any Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $2 million
(a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

                        (f) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

                        (g) final unsatisfied judgments not covered by insurance aggregating in excess of $2 million, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days; and

                        (h) except for any release of a Guarantee in accordance with Section 11.4, any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with the terms of this Indenture).

                  If an Event of Default occurs and is continuing, the Trustee shall, within 90 days after occurrence of such default, give to the Holders notice of such default.

                  SECTION 6.2. Acceleration of Maturity Date; Rescission and Annulment.

                  If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (d) and (f) of Section 6.1, above, relating to the Company or any Significant Subsidiary) then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clauses (d) and (f) of Section 6.1, above, relating to the Company or any Significant Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

                  At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                        (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

                              (A) all overdue interest on all Securities,

                              (B) the principal of (and premium, if any,
            applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                              (C) to the extent that payment of such interest
            is lawful, interest upon overdue interest at the rate borne by the Securities,

                              (D) all sums paid or advanced by the Trustee
            hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7, and

                        (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

                  SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of, the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may at the expense of the Company institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  SECTION 6.4. Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal and premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                        (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

                        (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.5. Trustee May Enforce Claims Without Possession of Securities.

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the

Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                  SECTION 6.6. Priorities.

                  Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7;

                  SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

                  THIRD: To the Company, the Guarantors or such other Person as may be lawfully entitled thereto, the remainder, if any.

                  The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

                  SECTION 6.7. Limitation on Suits.

                  No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                        (A) such Holder has previously given written notice to
                  the Trustee of a continuing Event of Default;

                        (B) the Holders of not less than 25% in aggregate
                  principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                        (C) such Holder or Holders have offered to the Trustee
                  reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                        (D) the Trustee for 60 days after its receipt of such
                  notice, request and offer of indemnity has failed to institute any such proceeding; and

                        (E) no direction inconsistent with such written request
                  has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                  SECTION 6.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the respective dates such payments are due as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of a Change of Control Offer, the Change of Control Purchase Price on the Change of Control Purchase Date, and in the case of an Asset Sale Offer, the Asset Sale Offer Price, on the date of payment thereof) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 6.9. Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.10. Delay or Omission Not Waiver.

                  No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 6.11. Control by Holders.

                  The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

                        (1) such written direction shall not be in conflict with any rule of law or with this Indenture,

                        (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such written direction, and

                        (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such written direction.

                  SECTION 6.12. Waiver of Past Default.

                  Subject to Section 6.8, prior to the declaration of acceleration of the maturity of the Securities, the Holder or Holders of not less than a majority in aggregate principal amount of the Securities then outstanding may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default

                        (A) in the payment of the principal of, premium, if any,
            or interest on, any Security as specified in clauses (a) and (b) of
            Section 6.1 and not yet cured;

                        (B) in respect of a covenant or provision hereof which,
            under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected; or

                        (C) in respect of any provision hereof which, under
            Article IX, cannot be modified, amended or waived without the consent of the Holders of 66-2/3% of the aggregate principal amount of the Securities at the time outstanding; provided, that any such waiver may be effected with the consent of the Holders of 66-2/3% of the aggregate principal amount of the Securities then outstanding.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

                  SECTION 6.13. Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

                  SECTION 6.14. Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.




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                                   ARTICLE VII

                                     TRUSTEE

                  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

                  SECTION 7.1. Duties of Trustee.

                        (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                        (b) Except during the continuance of a Default or an Event of Default:

                              (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

                              (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions (whether in their original or facsimile form) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but not to verify the contents thereof.

                        (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                              (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1,

                              (2) The Trustee shall not be liable for any error of judgment made in good faith by it, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

                              (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.


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



                        (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                        (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

                        (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  SECTION 7.2. Rights of Trustee.

                  Subject to Section 7.1:

                        (a) The Trustee may conclusively rely on any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                        (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and
12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

                        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                        (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the


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



Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                        (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as applicable.

                        (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Guarantor's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification (which notice references this Indenture) or with respect to which a Trust Officer shall have actual knowledge.

                        (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

                  SECTION 7.3. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.4. Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

                  SECTION 7.5. Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and if written notice thereof has been given received by the Trustee, the Trustee shall mail to each Securityholder--notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the


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



payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the payment of the Redemption Price on the Redemption Date and the payment of the Asset Sale Price on the date of payment thereof), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the best interests of the Securityholders.

                  SECTION 7.6. Reports by Trustee to Holders.

                  Within 60 days after each May 15, beginning with May 15, 1998, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c) and, if applicable, TIA ss. 313(d).

                  The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system or are delisted therefrom.

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                  SECTION 7.7. Compensation and Indemnity.

                  The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all such disbursements, expenses and advances incurred or made by it in accordance with this Indenture as shall be agreed in writing between the Company and the Trustee. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

                  The Company and the Guarantors jointly and severally agree to indemnify each Trustee and any predecessor Trustee (in each case in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any and all claims, demands, expenses (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), taxes (other than taxes based on the income of the Trustee), losses, damages or liabilities incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.


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



The Company and the Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Guarantors' expense in the defense. The Trustee may have separate counsel of its selection and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their written consent. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's and the Guarantors' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust for the benefit of the Holders to pay principal and premium, if any, of or interest on particular Securities.

                  When the Trustee or any predecessor Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Company's and the Guarantors' obligations under this
Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

                  SECTION 7.8. Replacement of Trustee.

                  The Trustee may resign by so notifying the Company in writing, to become effective upon the appointment of a successor trustee. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                        (a) the Trustee fails to comply with Section 7.10;

                        (b) the Trustee is adjudged bankrupt or insolvent;

                        (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

                        (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate


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



principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Securities may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's and the Guarantors' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9. Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

                  SECTION 7.10. Eligibility; Disqualification.

                  The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).



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                  SECTION 7.11. Preferential Collection of Claims Against
Company.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 8.1. Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at its option and at any time, elect to have
Section 8.2 or Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

                  SECTION 8.2. Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and this Indenture shall cease to be of further effect as to, all outstanding Securities and Guarantees, which shall thereafter be deemed to be "out standing" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and the Guarantors shall be deemed to have satisfied all their other respective obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust funds described below; (b) the Company's obligations with respect to such Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities, and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith; and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Securities.

                  SECTION 8.3. Covenant Defeasance.

                  Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Guarantors shall be released from their respective obligations under the covenants contained in Sections
4.3, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15, and Article V and
Article X with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, neither the Company nor any Guarantor need comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Section 6.1(c)) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, Sections 6.1(e) and 6.1(g) shall not constitute Events of Default.

                  SECTION 8.4. Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Securities:

                        (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it), in trust, for the benefit of the Holders of such Securities, (i) Cash in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (iii) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest on the Securities and the Trustee, for the exclusive benefit of the Holders of the Securities, shall have a valid, perfected, exclusive security interest in such trust;

                        (b) In the case of an election under Section 8.2 before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                        (c) In the case of an election under Section 8.3 before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                        (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.1(d) or Section 6.1(f) is concerned, at any time in the period ending on the 91st day after the date of such deposit;

                        (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                        (f) In the case of an election under either Section 8.2 or 8.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under
Section 8.2 or 8.3 was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                        (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officer's Certificate, clauses (a) through (f), and, in the case of the Opinion of Counsel, clauses
(a) (with respect to the validity and perfection of the security interest), (b),
(c) and (e) of this Section 8.4 have been complied with.



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



                  If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Securities when due, then the obligations of the Company and the Guarantors under this Indenture, the Securities and the Guarantees will be revived and no such defeasance will be deemed to have occurred.

                  SECTION 8.5. Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.6, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

                  SECTION 8.6. Repayment to the Company.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable, shall deliver or pay to the Company from time to time upon the request of the Company any Cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall, subject to the requirements of applicable law, be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition),


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



notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company at the Company's written request.

                  SECTION 8.7. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 and 8.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash and U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.1. Supplemental Indentures Without Consent of
Holders.

                  Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                        (1) to cure any ambiguity, defect, or inconsistency, or make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause shall not adversely affect the interests of any Holder in any respect;

                        (2) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors;

                        (3) to provide for additional Guarantors of the Securities;



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


                        (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article V;

                        (5) to comply with the TIA;

                        (6) to evidence the succession of another corporation to any Guarantor and assumption by any such successor of the Guarantee of such Guarantor (as set forth in Section 11.4) in accordance with Article XI;

                        (7) to evidence the release of any Guarantor in accordance with Article XI;

                        (8) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of this Indenture without the consent of any Holder;

                        (9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

                        (10) to secure the Securities if required in accordance with the provisions of Section 4.12; or

                        (11) to provide for the issuance and authentication of the Exchange Securities in exchange for the Initial Securities in compliance with this Indenture and the Registration Rights Agreement.

                  SECTION 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

                  Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall without the consent of the Holders of not less than 66-2/3% of the aggregate principal amount of Securities at the time outstanding alter the terms or provisions


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



of Section 10.1 in a manner adverse to the Holders and no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

                        (1) change the Maturity Date on any Security, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions of this Indenture (including the defined terms used herein) regarding the right of the Company to redeem the Securities in a manner adverse the Holders; or

                        (2) reduce the percentage in principal amount of outstanding Securities the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture;

                        (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provision of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

                        (4) cause the Securities or any Guarantee to become subordinate in right of payment to any extent or under any circumstances to any other Indebtedness.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                  After an amendment, supplement or waiver under this Section
9.2 or Section 9.4 becomes effective, it shall bind each Holder.

                  In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such


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amendment, supplement or waiver, or to all Holders, consideration for such
Holder's consent to such amendment, supplement or waiver.

                  SECTION 9.3. Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.4. Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (4) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any other Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.



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                  SECTION 9.5. Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

                  SECTION 9.6. Trustee to Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.


                                    ARTICLE X

                           RIGHT TO REQUIRE REPURCHASE

                  SECTION 10.1. Repurchase of Securities at Option of the Holder Upon a Change of Control.

                        (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer") subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.

                        (b) In the event of a Change of Control, the Company shall be required to commence an offer to purchase Securities (a "Change of Control Offer") as follows:


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


                        (1) the Change of Control Offer shall commence within 15 Business Days following the occurrence of the Change of Control;

                        (2) the Change of Control Offer shall remain open for not less than 20 Business Days following its commencement (the "Change of Control Offer Period");

                        (3) upon the expiration of the Change of Control Offer Period, the Company shall purchase all Securities properly tendered in response to the Change of Control Offer at the Change of Control Purchase Price, plus accrued and unpaid interest thereon;

                        (4) if the Change of Control Purchase Date is on or after a Record Date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

                        (5) the Company shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

                        (6) on or before the commencement of any Change of Control Offer, the Company or the Registrar (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                        (i) that the Change of Control Offer is being made pursuant to such notice and this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                        (ii) the Change of Control Purchase Price (including the amount of accrued and unpaid interest) and the Change of Control Purchase Date;

                        (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

                        (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this
      Article X or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;


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


                        (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the expiration of the Change of Control Offer;

                        (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the certificate number (if applicable), the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                        (vii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                        (viii) a brief description of the events resulting in such Change of Control.

                  Any such Change of Control Offer shall be made in compliance with all applicable Federal and state laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

                  On or before the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) for all Securities or portions thereof so tendered and
(iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), for such Securities, and the Trustee shall promptly authenticate and mail or deliver (or cause to be transferred by book entry) to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, however, that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.


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


                                   ARTICLE XI

                                    GUARANTEE

                  SECTION 11.1. Guarantee.

                        (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees (the "Guarantee"), jointly and severally, on a senior basis, to each Holder of a Security authenticated and made available for delivery by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability against the Company and the other Guarantors of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that:
(i) the principal and premium (if any) of and interest on the Securities will be paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration or call for redemption, (ii) the purchase price for all Securities properly and timely tendered for a acceptance in response to a Change of Control Offer or Asset Sale Offer will be timely, or otherwise in accordance with the provisions of this Indenture, paid in full, (iii) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities, and (iv) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same before failure so to pay becomes an Event of Default. If the Company or a Guarantor defaults in the payment of the principal of, premium, if any, or interest on, the Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer or other wise, without the necessity of action by the Trustee or any Holder, each Guarantor shall be required, jointly and severally, to promptly make such payment in full.

                        (b) Each Guarantor hereby agrees that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

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

                        (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and
(ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

                        (d) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be joint and several and in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

                  SECTION 11.2. Execution and Delivery of Guarantee.

                  Each Guarantor shall, by virtue of such Guarantor's execution and delivery of this Indenture or such Guarantor's execution and delivery of an indenture supplement pursuant to Section 11.3 hereof, be deemed to have signed on each Security issued hereunder the notation of guarantee set forth on the form of the Securities attached hereto as Exhibit A to the same extent as if the signature of such Guarantor appeared on such Security.



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


                  The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in Section 11.1 on behalf of each Guarantor. The notation of a guaranty set forth on any Security shall be null and void and of no further effect with respect to the guaranty of any Guarantor which, pursuant to Section
11.4 or 11.5, is released from such guarantee.

                  SECTION 11.3. Future Subsidiary Guarantors.

                  Upon the acquisition by the Company or Guarantor of the Capital Stock of any Person, if, as a result of such acquisition, such Person becomes a Subsidiary (hereinafter any such Subsidiary being called a "Future Subsidiary Guarantor"), then such Future Subsidiary Guarantor shall unconditionally guarantee the obligations of the Company with respect to payment and performance of the Securities and the other obligations of the Company under this Indenture to the same extent that such obligations are guaranteed by the other Guarantors pursuant to Section 11.1; and, within 10 days of the date of such occurrence, such Future Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture making such Future Subsidiary Guarantor a party to this Indenture.

                  SECTION 11.4. Limitation on Merger, Sale or Consolidation of Subsidiaries.

                  Each Subsidiary of the Company shall not, and the Company shall not cause or permit any Subsidiary to, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a Plan of Liquidation, unless (i) either
(a) the Subsidiary is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation, is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Subsidiary in connection with its Guarantee; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the Company would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.10. Any such transaction with and into the Company (with the Company being the surviving entity) or another Subsidiary that is a Wholly owned Subsidiary of the Company need not comply with this Section 11.4. Notwithstanding the foregoing provisions of this paragraph, upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary or all or substantially all of the assets of such Subsidiary to an entity which is not a Subsidiary of the Company, which transaction complies with the provisions of Section 4.13, such sale or disposition shall be permitted under the Indenture and such Subsidiary shall be deemed released from all of its obligations under its Guarantee of the Notes without complying with the provisions of this paragraph.

                  SECTION 11.5. Certain Bankruptcy Events.

                  Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under the Bankruptcy Law or otherwise.


                                   ARTICLE XII

                                  MISCELLANEOUS

                  SECTION 12.1. TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

                  SECTION 12.2. Notices.

                  Any notices or other communications to the Company or any Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or any Guarantor:

                  Community Distributors, Inc.
                  251 Industrial Parkway
                  Branchburg Township
                  Somerville, New Jersey  08876
                  Attention: President
                  Telephone: (908) 722-8700
                  Telecopy:



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



                  if to the Trustee:

                  The Bank of New York
                  101 Barclay St., Floor 21W
                  New York, New York 10286
                  Attention:  Corporate Trust Trustee Administration
                  Telephone: (212) 815-5192
                  Telecopy: (212) 815-5915

                  Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of ad dress shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to him or her by first-class mail or other equivalent means at his or her address as it appears on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.3. Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c). The Trustee shall comply with TIA ss. 312.

                  SECTION 12.4. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

                        (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and



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                        (2) an Opinion of Counsel (in form and substance
      reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met.

                  SECTION 12.5. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                        (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                        (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                        (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

                        (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  SECTION 12.6. Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 12.7. Non-Business Days.

                  If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

                  SECTION 12.8. Governing Law.

                  THIS INDENTURE, THE GUARANTEES AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PER FORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND THE GUARANTORS


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



HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

                  SECTION 12.9.  No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 12.10.  No Recourse against Others.

                  No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity, shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Securities or this Indenture by reason of his, her or its status as such stockholder, employee, officer or director, except to the extent such Person is the Company or a Guarantor. Each Security holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

                  SECTION 12.11. Successors.

                  All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 12.12. Duplicate Originals.

                  All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                  SECTION 12.13. Severability.

                  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  SECTION 12.14. Table of Contents, Headings, Etc.

                  The Table of Contents and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 12.15. Qualification of Indenture.

                  The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                  SECTION 12.16. Registration Rights.

                  Certain Holders of the Securities may be entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                            COMMUNITY DISTRIBUTORS, INC.



                                            By: /s/ Frank Marfino
                                                ------------------------------
                                                Name: Frank Marfino
                                                Title:




                                            CDI GROUP, INC.



                                            By: /s/ Frank Marfino
                                                ------------------------------
                                                Name: Frank Marfino
                                                Title:




                                            THE BANK OF NEW YORK, as Trustee,
                                            Registrar, Paying Agent and
                                            Securities Custodian



                                            By: /s/ Paul Schmalzel
                                                ------------------------------
                                                Name: Paul Schmalzel
                                                Title:

                                                                      Exhibit A

                                FORM OF SECURITY

                          COMMUNITY DISTRIBUTORS, INC.

                               10-1/4% SENIOR NOTE
                                    DUE 2004

                                                             CUSIP:
No.                                                                  $


                  Community Distributors, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay
to             , or registered assigns, the principal sum of            Dollars,
on October 15, 2004.

                  Interest Payment Dates: April 15 and October 15 commencing April 15, 1998.

                  Record Dates: April 1 and October 1

                  Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                            COMMUNITY DISTRIBUTORS, INC., a
                                            Delaware corporation

[Seal]

                                            By: _______________________________
                                                Name:
                                                Title:


Attest: _______________________________
        Name:
        Title:

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK
as Trustee



By: _______________________________
    Authorized Signatory

                          COMMUNITY DISTRIBUTORS, INC.

                          10-1/4% Senior Note due 2004

                  Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

-------------
   (1) This paragraph should only be added if the Security is issued in global form.


         THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), OR (D) IT HAS OTHERWISE ACQUIRED THIS NOTE OR A BENEFICIAL INTEREST HEREIN IN ACCORDANCE WITH THE TERMS OF THE INDENTURE RELATING TO THIS NOTE AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
         (A) TO THE COMPANY OR CDI GROUP,

         INC., (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS," "U.S. PERSONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.(2)

1. Interest.

                  Community Distributors, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 10-1/4% per annum from October 16, 1997 until maturity. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 10-1/4% per annum compounded semi-annually.

-------------
  (2) This paragraph should be included only for the Transfer Restricted Securities.

                  The Company will pay interest semi-annually on April 15 and October 15 of each year (each, an "Interest Payment Date"), commencing April 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment.

                  The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium, if any, and interest, and the Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Securities, and all other Securities the Holders of which shall have provided wire transfer instructions to an account within the United States to the Company or the Paying Agent at least five days before the relevant Record Date. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located at The Bank of New York, 101 Barclay Street, Floor 21W, N.Y., NY. 10286, Attn: Corporate Trust Trustee Administration.

3. Paying Agent and Registrar.

                  Initially, The Bank of New York (the "Trustee," which term includes any successor Trustee under the Indenture) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

                  The Company issued the Securities under an Indenture, dated as of October 16, 1997 (the "Indenture"), among the Company, CDI Group, Inc., a Delaware corporation (the "Holding Company") and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as amended. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior unsecured general obligations of the Company limited in aggregate principal amount to $80,000,000. The Securities are guaranteed on a senior basis by the Holding Company and each of the Company's future Subsidiaries (together with the Holding Company, the "Guarantors").

5. Redemption.

                  The Securities may be redeemed, at the option of the Company, in whole or in part, at any time on or after October 15, 2001, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, together with any accrued but unpaid interest to the Redemption Date (subject to the right of Holders of record on a Record Date to receive interest due on the Interest Payment Date that is on or prior to such Redemption Date). The Securities may not be so redeemed prior to October 15, 2001, except as provided in the immediately following paragraph.

          If redeemed during
          the 12-month period
          commencing                             Redemption Price
          -------------------                    ----------------
2001........................................          105.125%
2002  ......................................          102.562%
2003 and thereafter.........................          100.000%

                  Notwithstanding the foregoing, prior to October 15, 2000, the Company may redeem from time to time up to 35% of the aggregate principal amount of the Securities originally outstanding at a redemption price of 110 1/4%% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; provided, that at least 65% of the aggregate principal amount of the Securities originally outstanding remain outstanding immediately after the occurrence of such redemption; provided, further, that such notice of redemption shall be sent within 30 days after the date of closing of any such Equity Offering, and such redemption shall occur within 60 days after the date such notice is sent.

                  Any such redemption will comply with Article III of the Indenture.

6. Notice of Redemption.

                  Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest on the Redemption Date.

7. Denominations; Transfer; Exchange.

                  The Securities are in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of Securities in accordance with the Indenture. No service charge will be made for any registration of transfer or exchange of the Securities, but the Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities (a) selected for redemption except the unredeemed portion of any Security being redeemed in part or (b) for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redemption and ending at the close of business on the day of such mailing.

8. Persons Deemed Owners.

                  The registered Holder of a Security may be treated as the owner of it for all purposes.

9. Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and any such Paying Agent(s) with respect to such money shall cease.

10. Discharge Prior to Redemption or Maturity.

                  Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company and the Guarantors will be discharged from certain provisions of the Indenture and the Securities (including the restrictive covenants described in paragraph 12 below, but excluding their obligation to pay the principal of, premium, if any and interest on the Securities).

11. Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding except that any amendments or supplements to the provisions relating to the right of Holders to require repurchase upon a Change of Control, described in paragraph 13 below, in any manner adverse to the Holders shall require the consent of Holders of not less than 66 2/3% of the aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12. Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur Liens, sell assets and subsidiary stock, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13. Repurchase at Option of Holder.

                  (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  (b) The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to sell assets and subsidiary stock. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company generally will be required either to reinvest the proceeds of such Asset Sale in a Related Business, use such proceeds to retire debt, or to make an asset sale offer to purchase a certain amount of each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date, as more fully set forth in the Indenture

14. Notation of Guarantee.

                  As set forth more fully in the Indenture, the Persons constituting Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 11.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of, premium, if any, and interest on the Security will be paid, whether at the Maturity Date or Interest Payment Dates, by acceleration, call for redemption or otherwise, and all other obligations of the Company to the Holders or the Trustee under the Indenture or this Security will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Security, and (ii) in the case of any extension of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to
Article XI of the Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

15. Ranking.

                  The indebtedness of the Company evidenced by the Notes will rank senior in right of payment to all existing and future subordinated indebtedness of the Company and pari passu in right of payment with all other existing or future unsubordinated indebtedness of the Company.

16. Successors.

                  When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

17. Defaults and Remedies.

                  If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their best interest.

18. Trustee or Agent Dealings with Company.

                  The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee and such Agent.

19. No Recourse Against Others.

                  No direct or indirect stockholder, employee, officer or director, as such, past, present or future, of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Securities or the Indenture by reason of his or its status as such stockholder, employee, officer or director, except to the extent such Person is the Company or a Guarantor. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20. Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

21. Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22. CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23. Additional Rights of Holders of Securities.

                  Certain Holders of the Securities may be entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.(3)

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Community Distributors, Inc.
                  251 Industrial Parkway
                  Branchburg Township
                  Somerville, New Jersey  08876
                  Attn:  President

24. Governing Law.

                  The Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of law.


-------------
(3)  This paragraph should be included only for the Initial Securities.

                                   ASSIGNMENT


                  I or we assign this Security to

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------
(Print or type name, address and zip code of assignee)


      Please insert Social Security or other identifying number of assignee

-------------------------

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 16, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                   [Check One]

         [_] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

         [_] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.6 of the Indenture shall have been satisfied.(4)


-------------
(4) This paragraph should be included only for the Initial Securities.

Dated:  __________ Signed:  ______________________________

----------------------------------------------------------

                                  (Sign exactly as name appears on
                                  the other side of this Security)

                                        Signature Guarantee*
-------------
* NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program
    (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.13 or Article X of the Indenture, check the appropriate box:

                  [_]  Section 4.13                  [_]  Article X

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.13 or Article X of the Indenture, as the case may be, state the amount you want to be purchased: $________



Date:  ________________ Signature: ____________________________
                                   (Sign exactly as your name
                                   appears on the other side of
                                   this Security)



                              Signature Guarantee**
-------------
** NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs:
    (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                 SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(5)

                  The following exchanges of a part of this Global Security for Definitive Securities have been made:


                          Amount of                Amount of               Principal Amount              Signature of
                          decrease in              increase in             of this Global                authorized signatory of
Date of                   Principal Amount         Principal Amount of     Security following            Trustee or
Exchange                  of this Global           this Global             such decrease (or             Securities
                          Security                 Security                increase)                     Custodian
------------------------------------------------------------------------------------------------------------------------------------



-------------
(5) This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES(6)

Re: 10-1/4% SENIOR NOTES DUE 2004 OF COMMUNITY DISTRIBUTORS, INC.

         This Certificate relates to $______ principal amount of Securities held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

         |_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

         |_| has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in Section
2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because (check applicable box):

         |_| Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

         |_| Such Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account, or for the account of another such "qualified institutional buyer" (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06
(d)(i)(B) of the Indenture).

         |_| Such Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an Offshore Transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).


-------------
(6)  This Certificate shall be included only for Transfer Restricted Securities.

         |_| Such Security is being transferred to an institutional "accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the Security for its own account, or for the account of such an institutional accredited investor, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, and a letter in the form of Annex A to this Security accompanies this Certificate, and, if such transfer is in respect of an aggregate principal amount of Securities less than $250,000, an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(D) or Section 2.6(d)(i)(D) of the Indenture).

         |_| Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act and in accordance with applicable securities laws of the states of the United State0s, other than as provided in the three immediately preceding paragraphs. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(E) or Section 2.6(d)(i)(E) of the Indenture).



                                           ___________________________________
                                           [INSERT NAME OF TRANSFEROR]



                                               By: ___________________________



Date: ___________________________

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES(7)

Re: 10-1/4% SENIOR NOTES DUE 2004 OF COMMUNITY DISTRIBUTORS, INC.
    This Certificate relates to $______ principal amount of Securities held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

         |_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

         |_| has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.


-------------
(7)  This certificate shall be included only for the Exchange Securities.

                         ANNEX A TO OFFERING SECURITY(8)

                        Investor Letter of Representation

Community Distributors, Inc.
The Bank of New York, as Trustee

c/o The Bank of New York
101 Barclay Street, Floor 21W
New York, NY 10286
Attn: Corporate Trust Trustee Administration

Ladies and Gentlemen:

         This letter is delivered by the undersigned to request a transfer of
$           principal amount of the 10-1/4% Senior Notes due 2004 (the "Notes")
of Community Distributors, Inc. (the "Company"). The Notes are described in that certain Offering Memorandum (the "Offering Memorandum") dated October 10, 1997 relating to the offering of the Notes. We acknowledge receipt of the Offering Memorandum and acknowledge that we have read the Offering Memorandum, including the information on pages 68-69, have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

         Upon transfer the Notes would be registered in the name of the undersigned:

                  Name: _________________________________

                  Address: ______________________________

                  Taxpayer ID Number: ___________________

         The undersigned represents and warrants to you that:

         (a) We are an institutional "accredited investor" (as defined in Rule 501(a)(1),(2),(3),or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing Notes for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with any distribution in violation of the


-------------
(8)  This Annex shall be included only for Transfer Restricted Securities.

Securities Act, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business and we, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment. We confirm that neither the Company nor any person acting on its behalf has offered to sell the Notes by, and that we have not been made aware of the offering of the Notes by, any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.

         (b) We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Securities Act, if applicable) under the Securities Act as in effect on the Note of the transfer, (the "Resale Restriction Termination Date") only (a) to the Company or the Holding Company,
(b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A under the Securities Act (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) in an offshore transaction complying with Rule 903 or 904 of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),(2),(3),or (7) under the Securities Act that is purchasing for its own account or for the account of an institutional "accredited investor", in each case, with respect of the Notes, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the from of this letter to the Company and the trustee (the "Trustee") under the indenture, dated as of October 16, 1997, between the Company, CDI Group, Inc. and the Trustee relating to the Notes, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer, prior to the Resale Restriction Termination Date, of the Notes (i) pursuant to clause (e) above (if such transfer is in respect of an aggregate principal amount of Securities less than $250,000) or (ii) pursuant to clause (f) above, to require the delivery of an opinion of counsel satisfactory to the Company and the Trustee.

         (c) We understand that the Notes will be in the form of definitive physical certificates bearing the legend set forth in clause (4) in the "Notice to Investors" section of the Offering Memorandum.

         We acknowledge that you, the Initial Purchasers and others will rely upon our confirmations acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations and warranties herein ceases to be accurate and complete.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                                         _____________________________________




                                         By: _________________________________